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                                                                   EXHIBIT 10.15

                               COLUMBIA RIVER BANK
                       EXECUTIVE BONUS DEFERRAL AGREEMENT

         THIS AGREEMENT is adopted effective the 3rd day of June, 2002, by and between COLUMBIA RIVER BANK, a state-chartered commercial bank with headquarters in The Dalles, Oregon ("Bank") and CRAIG J. ORTEGA (the "Executive").

                                    RECITALS

         WHEREAS, the Executive is an employee of the Bank;

         WHEREAS, the Executive's experience and knowledge of the affairs of the Bank and the banking industry are extensive and valuable;

         WHEREAS, the Bank desires to permit Executive to defer a portion of Executive's annual bonus, and will pay the Executive's bonus deferral plan benefits from the Bank's general assets;

         WHEREAS, it is deemed to be in the best interests of the Bank to provide the Executive with such a benefit, on the terms and conditions set forth herein, in order to reasonably induce the Executive to remain in the Bank's employment; and

         WHEREAS, the Executive and the Bank wish to specify in writing the terms and conditions upon which this deferred bonus arrangement will be provided to the Executive;

         NOW, THEREFORE, in consideration of the services to be performed by the Executive in the future, as well as the mutual promises and covenants contained herein, the Executive and the Bank agree as follows:

SECTION 1 - Definitions

         Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

         "Bonus" means only the bonus paid to the Executive during a Plan Year and does not include any salary.

         "Change of Control" means the transfer of shares of the Company's voting common stock such that one entity or one person acquires (or is deemed to acquire when applying Section 318 of the Code) more than 50 percent of the Company's outstanding voting common stock followed within twelve (12) months by the Executive's Termination of Employment for reasons other than death, Disability or retirement.

         "Code" means the Internal Revenue Code of 1986, as amended.

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         "Disability" means the Executive's suffering a sickness, accident or injury which has been determined by the carrier of any individual or group disability insurance policy covering the Executive, or by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled. The Executive must submit proof to the Bank of the carrier's or Social Security Administration's determination upon the request of the Bank.

         "Early Retirement Age" means the Executive's age 55 with 10 completed plan years.

         "Early Retirement Date" means the month, day and year in which Early Retirement occurs.

         "Effective Date" means 10/01/01.

         "Election Form" means the Form attached as Exhibit 1.

         "Holding Company" shall mean Columbia Bancorp, the parent corporation of the Bank.

         "Normal Retirement Age" means the Executive's 55th birthday.

         "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

         "Plan Year" means the calendar year.

         "Termination of Employment" means that the Executive ceases to be employed by the Company for any reason, voluntary or involuntary, other than by reason of a leave of absence approved by the Company.

SECTION 2 - Deferral Election

         2.1 Initial Election. The Executive shall make an initial deferral election under this Agreement by filing with the Bank a signed Election Form within 120 days after the Effective Date of this Agreement. The Election Form shall set forth the amount of Bonus to be deferred and shall be effective to defer only Bonus earned after the date the Election Form is received by the Bank. In order to participate in this plan to defer Bonus, the Executive must defer a minimum of 5% and a maximum of 25% of the Executive's Bonus.

         2.2      Election Changes.

         2.2.1 Generally. Upon the Bank's approval, the Executive may modify the amount of Bonus to be deferred annually by filing a new Election Form with the Bank

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prior to the beginning of the Plan Year in which the Bonus is to be deferred.
The modified deferral election shall not be effective until the calendar year following the year in which the subsequent Election Form is received and approved by the Bank.

         2.2.2 Hardship. If an unforeseeable financial emergency arising from the death of a family member, divorce, sickness, injury, catastrophe or similar event outside the control of the Executive occurs, the Executive, by written instructions to the Bank, may reduce future deferrals under this Agreement.

SECTION 3 - Deferral Account

         3.1 Establishing and Crediting. The Bank shall establish a Deferral Account on its books for the Executive and shall credit to the Deferral Account the following amounts:

         (1) Deferrals. The amount of the Executive's Bonus, which the Executive elects to defer according to this Agreement.

         (2) Interest Prior to Payment of Benefit. At the end of each Plan Year and immediately prior to the payment of any benefits, but only until commencement of the benefit payments under this Agreement, interest is to be accrued on the account balance at an annual rate of 8% compounded monthly.

         (3) Interest During Payment of Benefit. After the commencement of the benefit payments under this Agreement, interest is to be accrued on the account balance at an annual rate equal to 8%, compounded monthly.

         (4) Interest Rate Reduction. Upon Early Termination of Service (prior to age 55 and 10 plan years of service) the Deferral Account crediting rate applicable until all benefits are paid, shall be reduced to 4%

         3.2 Statement of Accounts. The Bank shall provide to the Executive, within 120 days after the end of each Plan Year, a statement setting forth the Deferral Account balance.

         3.3 Accounting Device Only. The Deferral Account is solely a device for measuring amounts to be paid under this Agreement. The Deferral Account is not a trust fund of any kind. The Executive is a general unsecured creditor of the Bank for the payment of benefits. The benefits represent the mere Bank promise to pay such benefits. The Executive's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Executive's creditors.

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SECTION 4 - Benefits During Executive's Lifetime

         4.1 Normal Retirement Benefit. Upon the Normal Retirement Date, the Bank shall pay to the Executive the benefit described in this Section 4.1 in lieu of any other benefit under this Agreement.

         (1) Amount of Benefit. The benefit under this Section 4.1 is the Deferral Account balance at the Executive's Normal Retirement Date.

         (2) Payment of Benefit. The Bank shall pay the benefit to the Executive in 240 monthly installments commencing on the first day of the month following the Executive's Normal Retirement Date. The Bank shall credit interest pursuant to Section 3 on the remaining account balance during any applicable installment period.

         4.2 Early Termination Benefit. Upon Termination of Employment prior to Early Retirement Age for reasons other than death, Change of Control or Disability, the Bank shall pay to the Executive the benefit described in this
Section 4.2 in lieu of any other benefit under this Agreement.

         (1) Amount of Benefit. The benefit under this Section 4.2 is the Deferral Account balance at the Executive's Termination of Employment plus interest at an annual rate of 4% compounded monthly until all benefits have been paid.

         (2) Payment of Benefit. The Bank shall pay the benefit to the Executive in 120 monthly installments commencing on the first day of the month following the Executive's Normal Retirement age. The Bank shall credit interest pursuant to Section 3.1(4).

         4.3 Disability Benefit. If the Executive terminates employment due to Disability prior to Normal Retirement Age, the Bank shall pay to the Executive the benefit described in this Section 4.3 in lieu of any other benefit under this Agreement.

         (1) Amount of Benefit. The benefit under this Section 4.3 is the Deferral Account balance at the Executive's Termination of Employment.

         (2) Payment of Benefit. The Bank shall pay the benefit to the Executive in 120 monthly installments commencing on the first day of the month following the Executive's Termination of Employment. The Bank shall credit interest pursuant to Section 3.1(2) on the remaining account balance during any applicable installment period.

         4.4 Change of Control Benefit. Upon a Change of Control, the Bank shall pay to the Executive the benefit described in this Section 4.4 in lieu of any other benefit under this Agreement.

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         (1)      Amount of Benefit. The benefit under this Section 4.4 shall be the Deferral Account balance on the Executive's Termination of Employment.

         (2) Payment of Benefit. The Bank shall pay the benefit to the Executive in 120 monthly installments commencing on the first day of the month following the Executive's Normal Retirement Date. The Bank shall credit interest pursuant to Section 3.2 on the remaining account balance during any applicable installment period.

         4.4 Hardship Distribution. Upon the Board of Director's determination (following petition by the Executive) that the Executive has suffered an unforeseeable financial emergency as described in Section 2, the Bank shall distribute to the Executive all or a portion of the Deferral Account balance as determined by the Bank, but in no event shall the distribution be greater than is necessary to relieve the financial hardship.

         4.5 Excess Parachute Payment. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement to the extent the benefit would create an excise tax under the excess parachute rules of Section 280G of the Code.

SECTION 5 - Death Benefits

         5.1 Death During Active Service. If the Executive dies while in the employment of the Bank, the Bank shall pay to the Executive's beneficiary the benefit described in this Section 5.1 in lieu of any other benefit under this Agreement.

         (1) Amount of Benefit. The benefit under Section 5.1 shall be the greater of: (a) the Deferral Account balance; or (b) $9,348 per year for 20 years.

         (2) Payment of Benefit. The Bank shall pay the benefit to the beneficiary in 240 monthly installments commencing on the first day of the month following the Executive's death.

         5.2 Death During Payment of a Benefit. If the Executive dies after any Benefit payments have commenced under this Agreement but before receiving all such payments, the Bank shall pay the remaining benefits to the Executive's beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

         5.3 Death After Termination of Employment But Before Payment of Benefit Commencement. If the Executive is entitled to a Benefit under this Agreement, but dies prior to the commencement of said benefit payments, the Bank shall pay the same benefit payments to the Executive's beneficiary that the Executive was entitled to prior to death except that the benefit payments shall commence on the first day of the month following the date of the Executive's death.

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SECTION 6 - Certain Limitations

         6.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement that is in excess of the Executive's Deferrals and appropriate interest accrued thereon if the Bank terminates the Executive's employment for:
(1) gross negligence or gross neglect of duties to the Bank; (2) commission of a felony or of a gross misdemeanor involving moral turpitude in connection with the Executive's employment with the Bank; or (3) fraud, disloyalty, dishonesty or willful violation of any law or significant Bank policy committed in connection with the Executive's employment and resulting in an adverse effect on the Bank or the Holding Company.

         6.2 Suicide or Misstatement. The Bank shall not pay any death benefit under this Agreement exceeding the Deferral Account if the Executive commits suicide within three years after the date of this Agreement, or if the Executive has made any material misstatement of fact on an employment application or resume provided to the Bank, or on any application for any benefits provided by the Bank to the Executive.

SECTION 7 - Claims and Review Procedures

         7.1 Claims Procedure. The Bank shall notify any person or entity that makes a claim against the Agreement (the "Claimant") in writing, within 90 days of Claimant's written application for benefits, of his or her eligibility or non-eligibility for benefits under the Agreement. If the Bank determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed; and (5) a time within which review must be requested. If the Bank determines that there are special circumstances requiring additional time to make a decision, the Bank shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90 days.

         7.2 Review Procedure. If the Claimant is determined by the Bank not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Bank by filing a petition for review with the Bank within 60 days after receipt of the notice issued by the Bank. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within 60 days after receipt by the Bank of the petition, the Bank shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Bank in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Bank shall notify the Claimant of its decision in writing within the 60-day period, stating

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specifically the basis of its decision, written in a manner to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the 60-day period is not sufficient, the decision may be deferred for up to another 60 days at the election of the Bank, but notice of this deferral shall be given to the Claimant.

SECTION 8 - Beneficiaries

         8.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Bank. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and received by the Bank during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's estate.

         8.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Bank may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Bank from all liability with respect to such benefit.

SECTION 9 - Amendments and Termination

         9.1 This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Executive.

         9.2 Notwithstanding Section 9.1, the Bank may amend or terminate this Agreement at any time if, pursuant to legislative, judicial or regulatory action, continuation of the Agreement would (i) cause benefits to be taxable to the Executive prior to actual receipt, or (ii) result in significant financial penalties or other significantly detrimental ramifications to the Bank or the Holding Company, other than the financial impact of paying the benefits. In no event shall this Agreement be terminated under this section without payment to the Executive of the Deferral Account balance attributable to the Executive's Deferrals and interest credited on such amounts.

SECTION 10 - Status as an Unsecured General Creditor.

         10.1 Notwithstanding anything contained herein to the contrary: (i) the Executive shall have no legal or equitable rights, interests or claims in or to any specific property or assets of the Bank as a result of this Agreement;
(ii) none of the Bank's assets shall be held in or under any trust for the benefit of the Executive or held in any way as

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security for the fulfillment of the obligations of the Bank under this
Agreement; (iii) all of the Bank's assets shall be and remain the general unpledged and unrestricted assets of the Bank; (iv) the Bank's obligation under this Agreement shall be that of an unfunded and unsecured promise by the Bank to pay money in the future; and (v) the Executive shall be an unsecured general creditor with respect to any benefits which may be payable under the terms of this Agreement. Notwithstanding subparagraphs (i) through (v) above, the Bank and the Executive acknowledge and agree that, in the event of a Change in Control, upon request of the Executive, or in the Bank's discretion if the Executive does not so request and the Bank nonetheless deems it appropriate, the Bank shall establish, concurrent with this agreement, a Rabbi Trust or multiple Rabbi Trusts (the "Trust" or "Trusts") upon such terms and conditions as the Bank, in its sole discretion, deems appropriate and in compliance with applicable provisions of the Code, in order to permit the Bank to make contributions and/or transfer assets to the Trust or Trusts to discharge its obligations pursuant to this Agreement. The principal of the Trust or Trusts and any earnings thereon shall be held separate and apart from other funds of the Bank to be used exclusively for discharge of the Bank's obligations pursuant to this Agreement and shall continue to be subject to the claims of the Bank's general creditors until paid to the Executive in such manner and at such times as specified in this Agreement.

         10.2 Bank reserves the right to determine, in its sole and absolute discretion, whether, to what extent and by what method, if any, to provide for the payment of the amounts which may be payable to the Executive, under the terms of this Agreement. In the event that the Bank elects to fund this Agreement, in whole or in part, through the use of life insurance or annuities, or both, the Bank shall determine the ownership and beneficial interests of any such policy of life insurance or annuity. The Bank further reserves the right, in its sole and absolute discretion, to terminate any such policy, and any other devise used to fund its obligations under this Agreement, at any time, in whole or in part. Consistent with Section 10.1 above, the Executive shall have no right, title or interest in or to any funding source or amount utilized by the Bank pursuant to this Agreement, and any such funding source or amount shall not constitute security for the performance of the Bank's obligations pursuant to this Agreement. In connection with the foregoing, the Executive agrees to execute such documents and undergo such medical examinations or tests which the Bank may request and which may be reasonably necessary to facilitate any funding for this Agreement including, without limitation, the Bank's acquisition of any policy of insurance or annuity.

         10.3 Notwithstanding any other provision of the Agreement, the Board of Directors of the Bank or the Holding Company may, its sole and absolute discretion: (i) accelerate the payment of the amounts due under the terms of this Agreement, provided that the Executive consents to the revised payout terms determined appropriate by the Board of Directors; (ii) modify other terms or conditions of the Agreement, as the Board of Directors deems necessary or appropriate, in response to changes in legislation, to rules, regulations or rulings issued under the Internal Revenue Code, or to other similar events having a substantial impact on the costs and benefits to the Bank of its obligations under the Agreement, provided that the Executive shall receive a substantially equivalent

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benefit in the event that a benefit existing under the Agreement is canceled as a result of such modification.

SECTION 11 - Miscellaneous

         11.1 Binding Effect. This Agreement shall bind the Executive and the Bank, and their beneficiaries, survivors, executors, successors, administrators and transferees.

         11.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

         11.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner. In particular, the Executive shall have no power or right to transfer, assign, anticipate, hypothecate, modify or otherwise encumber any part or all of the amounts payable hereunder, nor, prior to payment in accordance with the terms of this Agreement, shall any portion of such amounts be: (i) subject to seizure by any creditor of the Executive, by a proceeding at law or in equity, for the payment of any debts, judgments, alimony or separate maintenance obligations which may be owed by the Executive; or (ii) transferable by operation of law in the event of bankruptcy, insolvency or otherwise. Any such attempted assignment or transfer shall be void.

         11.4 Reorganization. This Agreement shall be binding upon and inure to the benefit of the Executive and the Bank. Accordingly, the Bank shall not merge or consolidate into or with another corporation, or reorganize or sell substantially all of its assets to another corporation, firm or person, unless and until such succeeding or continuing corporation, firm or person agrees to assume and discharge the obligations of the Bank under this Agreement. In the alternative, the Holding Company may agree to assume and discharge the obligation of the Bank under this Agreement. Upon the occurrence of such event, the term "Bank" as used in this Agreement shall be deemed to refer to such surviving or successor firm, person, entity or corporation, or the Holding Company, as the case may be.

         11.5 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

         11.6 Applicable Law. The laws of the State of Oregon, other than those laws denominated choice of law rules, federal law in the case of preemption, and where applicable, the rules and regulations of any regulatory agency or governmental authority having jurisdiction over the Bank or the Holding Company, shall govern the validity, interpretation, construction and effect of this Agreement.

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         11.7     Unfunded Arrangement. The Executive and beneficiary are
general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Bank to which the Executive and beneficiary have no preferred or secured claim.

         11.8 Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter of this Agreement and contains all of the covenants and agreements between the parties with respect thereto. Each party to this Agreement acknowledges that no other representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not set forth herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

         11.9 Administration. The Bank shall have powers which are necessary to administer this Agreement, including but not limited to: (i) establishing and revising the method of accounting for the Agreement; (ii) maintaining a record of benefit payments; (iii) establishing rules and prescribing any forms necessary or desirable to administer the Agreement; and (iv) interpreting the provisions of the Agreement.

         11.10 Named Fiduciary. The Bank shall be the named fiduciary and plan administrator under this Agreement. It may delegate to others certain aspects of the management and operational responsibilities including the employment of advisors and the delegation of ministerial duties to qualified individuals.

         11.11 Paragraph Headings. The paragraph headings used in this Agreement are for convenience only, and shall not affect or be used in connection with the interpretation of this Agreement.

         11.12 No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

         11.13 Opportunity To Consult With Independent Advisors. The Executive acknowledges that he or she has been afforded the opportunity to consult with independent advisors of his choosing including, without limitation, accountants or tax advisors and counsel regarding both the benefits granted to him under the terms of this Agreement and the (i) terms and conditions which may affect the Executive's right to these benefits and (ii) personal tax effects of such benefits including, without limitation, the effects of any federal or state taxes, Section 280G of the Code, and any other taxes, costs, expenses or liabilities whatsoever related to such benefits, which in any of the

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foregoing instances the Executive acknowledges and agrees shall be the sole responsibility of the Executive notwithstanding any other term or provision of this Agreement. The Executive further acknowledges and agrees that the Bank shall have no liability whatsoever related to any such personal tax effects or other personal costs, expenses, or liabilities applicable to the Executive and further specifically waives any right for himself or herself, and his or her heirs, beneficiaries, legal representatives, agents, successor and assign to claim or assert liability on the part of the Bank related to the matters described above in this Section 11.13. The Executive further acknowledges that he or she has read, understands and consents to all of the terms and conditions of this Agreement, and that he or she enters into this Agreement with a full understanding of its terms and conditions.

         11.14 Arbitration of Disputes. All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by the Bank in its sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"), located in Portland, Oregon. In the event JAMS is unable or unwilling to conduct the arbitration provided for under the terms of this Paragraph, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties of the American Arbitration Association ("AAA") located in Portland, Oregon, shall conduct the binding arbitration referred to in this Paragraph. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The arbitration shall be subject to such rules of procedure used or established by JAMS, or if there are none, the rules of procedure used or established by AAA. Any award rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. Any arbitration hereunder shall be conducted in The Dalles, Oregon, unless otherwise agreed to by the parties.

         11.15 Attorneys' Fees. In the event of any arbitration or litigation concerning any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and costs incurred in connection therewith or in the enforcement or collection of any judgment or award rendered therein. The "prevailing party" means the party determined by the arbitrator(s) or court, as the case may be, to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

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         11.16    Notice. Any notice required or permitted of either the
Executive or the Bank under this Agreement shall be deemed to have been duly given, if by personal delivery, upon the date received by the party or its authorized representative; if by facsimile, upon transmission to a telephone number previously provided by the party to whom the facsimile is transmitted as reflected in the records of the party transmitting the facsimile and upon reasonable confirmation of such transmission; and if by mail, on the third day after mailing via U.S. first class mail, registered or certified, postage prepaid and return receipt requested, and addressed to the party at the address given below for the receipt of notices, or such changed address as may be requested in writing by a party.

                  If to the Bank:              Columbia River Bank
                                               401 East Third Street, Suite 200
                                               The Dalles, Oregon 97058

                  If to the Executive:         c/o Columbia River Bank
                                               PO Box 1050
                                               The Dalles, Oregon 97058

         11.17. Nonwaiver. The failure of either party to enforce at any time or for any period of time any one or more of the terms or conditions of this Agreement shall not be a waiver of such term(s) or condition(s) or of that party's right thereafter to enforce each and every term and condition of this Agreement.

         11.18 Partial Invalidity. If any terms, provision, covenant, or condition of this Agreement is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant or condition invalid, void or unenforceable, and the Agreement shall remain in full force and effect notwithstanding such partial invalidity.

         11.19 Modifications. Any modification of this Agreement shall be effective only if it is in writing and signed by each party or such party's authorized representative.

         IN WITNESS WHEREOF, the Executive and the Bank have signed this Agreement.

COLUMBIA RIVER BANK

By:________________________________
   Chairman of the Board

___________________________________
Executive

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                               COLUMBIA RIVER BANK
                       EXECUTIVE BONUS DEFERRAL AGREEMENT

                             BENEFICIARY DESIGNATION

Executive:    _______________

         I designate the following as beneficiary of any death benefits under this Agreement:

Primary:
________________________________________________________________________________

________________________________________________________________________________

Contingent:
________________________________________________________________________________

________________________________________________________________________________

         (Note: To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.)

         I understand that I may change these beneficiary designations by filing a new written designation with the Bank. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Signature _________________________

Date ______________________________

Received by the Bank this ______ day of _________________, 200_.

By  _______________________________

Title _____________________________

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                               COLUMBIA RIVER BANK
                       EXECUTIVE BONUS DEFERRAL AGREEMENT

Deferral Election

         I elect to defer my Bonus received under this Agreement with the Bank, as follows:

Amount of Deferral _________
Duration           _________

[Initial and Complete one]

____  I elect to defer ______% of my Bonus.*

____  I elect to defer $_____________ of my Bonus.*

         [Option: *Executive must defer a minimum amount equal to 10 percent of the Executive's Bonus.]

[Initial One]

____  One Year only

____  For ______ [Insert number] Years

____  Until Termination of Employment

____  Until _____________________, [Insert date]

         Upon the Bank's approval, I understand that I may change the amount and duration of my deferrals by filing a new election form with the Bank; provided, however, that any subsequent election will not be effective until the calendar year following the year in which the new election is received by the Bank.

Signature  ________________________

Date ______________________________

Accepted by the Bank this ________ day of ___________________, 200__.

By  _______________________________

Title  ____________________________

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